                                                                  Exhibit 4.13


                            REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of May 19, 1999, among Gemini II, Inc., a Delaware corporation (the "COMPANY"), and Consolidated Technology Group Ltd., a New York corporation ("COTG").

     WHEREAS, pursuant to Amendment No. 3 to a Loan Agreement among COTG and certain subsidiaries of the Company (the "AGREEMENT"), COTG has received as of the date hereof a warrant (the "WARRANT") to purchase 90,000 shares of common stock, par value $.0001 per share, of the Company ("COMMON STOCK") and the right to convert (the "CONVERSION RIGHT") up to $1,650,000 of the principal amount of the loan into 206,250 shares of Common Stock; and

     WHEREAS, in order to induce COTG to enter into the Agreement, the Company has agreed to provide registration rights on the terms set forth in this Agreement for the benefit of COTG;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. DEFINITIONS. The following capitalized terms shall have the meanings assigned to them in this Section 1 or in the parts of this Agreement referred to below:

          COMMISSION:   the Securities and Exchange Commission, and any
     successor thereto.

          EXCHANGE ACT:   the Securities Exchange Act of 1934, as amended, and
     any successor thereto, and the rules and regulations thereunder.

          EXEMPT OFFERING:  as defined in Section 2.

          REGISTRABLE COMMON: shares of Common Stock that may be issued on exercise of the Warrant or the Conversion Right. For purposes of this Agreement, shares of Registrable Common will cease to be Registrable Common when and to the extent that (i) a registration statement covering such shares has been declared effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement,
     (ii) such shares are sold pursuant to Rule 144 or become saleable under Rule 144(k), or (iii) such shares have been transferred other than to an affiliate or successor of COTG pursuant to Section 9.

          REGISTRATION NOTICE:  as defined in Section 2.

          RULE 144: Securities Act Rule 144 (or any similar or successor provision under the Securities Act).

          SECURITIES ACT: the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

          SELLING STOCKHOLDERS:  as defined in Section 2.

     2. PIGGYBACK REGISTRATION RIGHTS. At any time before the third anniversary of the date of this Agreement, whenever the Company proposes to register any Common Stock for its own account under the Securities Act for a public offering for cash, other than a registration relating to the offering or issuance of shares in connection with (i) employee compensation or benefit plans or (ii) one or more acquisition transactions under a Registration Statement on Form S-4 or Form S-1 under the Securities Act (or a successor to Form S-4 or Form S-1) (any such offering or issuance being an "EXEMPT OFFERING"), the Company will give COTG written notice of its intent to do so (a "REGISTRATION NOTICE") at least 15 days prior to the filing of the related registration statement with the Commission. Such notice shall specify the approximate date on which the Company proposes to file such registration statement and shall contain a statement that COTG is entitled to participate in such offering and shall set forth the number of shares of Common Stock that represents the best estimate of the lead managing underwriter (or if not known or applicable, the Company) that will be available for sale in the proposed offering by COTG and all other stockholders of the Company who have entered into an agreement with the Company affording them registration rights (collectively with COTG, the "SELLING STOCKHOLDERS"). If the Company shall have delivered a Registration Notice, COTG shall be entitled to participate on the same terms and conditions as the Company and each other Selling Stockholder in the public offering to which the Registration Notice relates and to offer and sell shares of Registrable Common therein only to the extent provided in this
Section 2. COTG shall notify the Company no later than ten days following receipt of the Registration Notice of the aggregate number of shares of Registrable Common that it then desires to sell in the offering. COTG may include shares of Registrable Common in the registration statement relating to the offering to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by the Company to be included therein. If the lead managing underwriter selected by the Company for a public offering (or, if the offering is not underwritten, a financial advisor to the Company) determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold in such offering, there shall be included in the offering only that number of shares of Registrable Common, if any, requested to be included in the offering that such lead managing underwriter or financial advisor, as the case may be, reasonably and in good faith believes will not jeopardize the success of the offering, PROVIDED, HOWEVER, that if the lead managing underwriter or financial advisor, as the case may be, determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold as aforesaid and so notifies the Company in writing, the number of shares of Common Stock to be offered and sold by COTG and all other Selling Stockholders desiring to participate in the offering, shall be allocated among such holders on a PRO RATA basis based on number of shares of Common Stock as to which each has given the Company notice of its intention to include in such offering.

     3.   REGISTRATION PROCEDURES.  In connection with registrations under
Section 2, and subject to the terms and conditions contained therein, the Company shall (a) use its best efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the Registrable Common and use its best efforts to cause such registration to promptly become and remain effective for so long as is necessary to complete the offering contemplated in such registration statement; (b) prepare and file with the Commission such amendments (including post-effective amendments) to such registration statement and supplements to the related prospectus to reflect appropriately the plan of distribution of the securities registered thereunder until the completion of the distribution contemplated by such registration statement or for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of the shares of Registrable Common covered by such registration statement and/or as shall be necessary so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements; (c) provide to COTG and a single counsel for all Selling Stockholders requesting to include shares of Common Stock in such registration statement, which counsel shall be selected by the holders of a majority of the shares of Common Stock requested to be included in such registration statement and shall be reasonably satisfactory to the Company, an opportunity to review and provide comments with respect to such registration statement (and any post-effective amendment thereto) prior to such registration statement (or post-effective amendment) becoming effective;
(d) use its best efforts to register and qualify the Registrable Common covered by such registration statement under applicable securities or "Blue Sky" laws of such jurisdictions as COTG shall reasonably request for the distribution of the Registrable Common; (e) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act; (f) furnish such number of prospectuses (including preliminary prospectuses) and documents incident thereto as a COTG from time to time may reasonably request; (g) provide to COTG and any managing underwriter participating in any distribution pursuant to such registration statement, and to any attorney, accountant or other agent retained by COTG or such managing underwriter, reasonable access to appropriate officers and directors of the Company to ask questions and to obtain information reasonably requested by COTG, such managing underwriter, attorney, accountant or other agent in connection with such registration statement or any amendment thereto; PROVIDED, HOWEVER, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act); (h) notify COTG and the managing underwriters participating in the distribution pursuant to such registration statement promptly (i) when the

Company is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (ii) of any request by the Commission for an amendment or any supplement to such registration statement or any related prospectus, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (v) of any determination by the Company that any event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (vi) of the completion of the distribution contemplated by such registration statement if it relates to an offering by the Company; (i) in the event of the issuance of any stop order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, use reasonable efforts to obtain its withdrawal; (j) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; (k) use reasonable diligence to cause all shares of Registrable Common included in such registration statement to be listed on any securities exchange on which the Common Stock is then listed at the initiation of the Company; (l) use reasonable diligence to obtain an opinion from legal counsel (which may include the General Counsel of the Company) in customary form and covering such matters of the type customarily covered by opinions as the underwriters, if any, may reasonably request; (m) provide a transfer agent and registrar for all such Registrable Common not later than the effective date of such registration statement; (n) enter into such customary agreements (including an underwriting agreement in customary form) as the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of such shares of Registrable Common; and (o) use reasonable diligence to obtain a "comfort letter" from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters, if any, may reasonably request. As used in this Section 3 and elsewhere herein, the term "underwriters" does not include any Selling Stockholder.

     4. UNDERWRITING AGREEMENT. In connection with each registration pursuant to Section 2 covering an underwritten registered public offering, the Company and COTG agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, including provisions for indemnification by the Company and COTG as more fully described in Section 10.

     5. AVAILABILITY OF RULE 144. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to register shares of Registrable Common held by COTG when the resale provisions of Rule 144(k) are available to COTG or COTG is otherwise entitled to sell the shares of Registrable Common held by it in a brokerage transaction without registration under the Securities Act and without limitation as to volume or manner of sale or both.

     6. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the shares of Registrable Common held by COTG to the public without registration, the Company agrees to:

          (a) make and keep public information available (as those terms are understood and defined in Rule 144) at all times from and after 90 days following the effective date of the registration statement;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time that it is subject to such reporting requirements;

          (c) so long as COTG owns any shares of Registrable Common, furnish to COTG forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed in accordance with such reporting requirements as COTG may reasonably request in availing itself of any rule or regulation of the Commission allowing COTG to sell any such securities without registration; and

          (d) if required by the transfer agent and registrar for the Common Stock, use reasonable diligence to obtain an opinion from legal counsel (which may include the General Counsel of the Company) addressed to such transfer agent and registrar, with respect to any sale of shares of Registrable Common pursuant to Rule 144 (or, at the option of the Company, pay the reasonable fees and expenses of legal counsel retained by COTG to provide such an opinion).

     7. REGISTRATION EXPENSES. All expenses incurred in connection with any registration, qualification and compliance under this Agreement (including, without limitation, all registration, filing, qualification, legal, printing and accounting fees, and including all reasonable fees of one counsel acting on behalf of all holders of the securities being registered in such registration) shall be borne by the Company. All underwriting commissions and discounts applicable to shares of Common Stock included in the registrations under this Agreement shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of shares so registered. Subject to the foregoing, all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all filing fees, fees and expenses of compliance with securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of Common Stock), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses applicable to shares of Registrable Common included in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed at the initiation of the Company, registrar and transfer agents' fees and fees and disbursements of counsel for the Company and its independent certified public accountants, securities act liability insurance of the Company and its officers and directors (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration and fees and expenses of other persons retained by the Company and incurred in connection with each registration hereunder (but not including, without limitation, any underwriting fees, discounts or commissions attributable to the sale of Registrable Common, and transfer taxes, if any), will be borne by the Company.

     8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. COTG may not participate in any underwritten registration hereunder unless COTG (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     9. TRANSFER OF REGISTRATION RIGHTS; ADDITIONAL GRANTS OF REGISTRATION RIGHTS. The registration rights provided to COTG under Section 2 hereof may not be transferred to any other person or entity, except to an affiliate of COTG or a successor (by merger, sale of assets, sale of stock or otherwise) to all or substantially all of the business of COTG who agrees to be bound by all of the provisions of this Agreement. Nothing herein shall limit the ability of the Company to grant to any person or entity any registration or similar rights in the future with respect to Common Stock or other securities of the Company.

     10.  INDEMNIFICATION AND CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company agrees to indemnify and hold harmless COTG from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common or in any amendment or supplement thereto or in any related preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by COTG or on COTG's behalf expressly


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



     for use therein. In connection with an underwritten offering of shares of Registrable Common, the Company will indemnify any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of COTG provided in this Section 10(a). Notwithstanding the foregoing, the Company's indemnification obligations with respect to any preliminary prospectus shall not inure to the benefit of COTG or any underwriter with respect to any loss, claim, damage, liability (or actions in respect thereof) or expense arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in such preliminary prospectus, in any case where (i) a copy of the prospectus used to confirm sales of shares of Registrable Common was not sent or given to the person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale to such person and (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in such prospectus.

          (b) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by COTG of notice of any claim or the commencement of any action or proceeding brought or asserted against COTG in respect of which indemnity may be sought from the Company, COTG shall notify the Company in writing of the claim or the commencement of that action or proceeding; PROVIDED, HOWEVER, that the failure to so notify the Company shall not relieve the Company from any liability that it may have to COTG otherwise than pursuant to the indemnification provisions of this Agreement. If any such claim or action or proceeding shall be brought against COTG and COTG shall have duly notified the Company thereof, the Company shall have the right to assume the defense thereof, including the employment of counsel. COTG shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of COTG unless (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding include both COTG and the Company, and COTG shall have been advised by counsel that there may be one or more legal defenses available to COTG which are different from or additional to those available to the Company, in which case, if COTG notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of COTG; it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Selling Stockholders. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent.

          (c) INDEMNIFICATION BY COTG. In connection with any registration in which COTG is participating, COTG will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any related registration statement or prospectus. To the extent permitted by law, COTG agrees to indemnify and hold harmless the Company, its directors and officers who sign the registration statement relating to shares of Registrable Common offered by COTG and each person, if any, who controls the Company within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to COTG, but only with respect to information concerning COTG furnished in writing by COTG or on COTG's behalf expressly for use in any registration statement or prospectus relating to shares of Registrable Common offered by COTG, or any amendment or supplement thereto, or any related preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against COTG, COTG shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling persons shall have the rights and duties given to COTG, by the preceding paragraph. COTG also agrees to indemnify and hold harmless any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of the Company provided in this Section 10(c). Notwithstanding anything to the contrary herein, in no event shall the amount paid or payable by COTG under this Section 10(c) exceed the amount of proceeds received by COTG from the offering of the Registrable Common.

          (d)  CONTRIBUTION.  If the indemnification provided for in this
     Section 10 is unavailable to any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnified party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The Company and COTG agree that it would not be just and equitable if contribution pursuant to this
     Section 10(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 10(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 10(a) and (c) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 10(d).


     11.  MISCELLANEOUS

          (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by an instrument in writing signed by both the Company and COTG.

          (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopy, or registered or certified mail (return receipt requested), postage prepaid, or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice), PROVIDED that notices of a change of address shall be effective only upon receipt thereof. Notices sent by mail shall be effective when delivered, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery by the courier. Notices shall be sent to the following addresses:

               (i) if to COTG, at the most current address given by COTG to the Company in a writing making specific reference to this Agreement;

               (ii) if to the Company, at the following address:

                    700 Gemini, Suite 100
                    Houston, Texas 77058
                    Attn.: Christopher H. Efird, President
                    Telecopy No.: (281) 488-5353

          with copies to:

                    Porter & Hedges, L.L.P.
                    700 Louisiana, 35th Floor
                    Houston, Texas 77002-2764
                    Attn: Robert G. Reedy
                    Telecopy: (713) 228-4935

          (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of each of the parties.

          (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f) SECTION REFERENCES. Unless the context requires otherwise, references in this Agreement to "Sections" are to Sections of this Agreement.

          (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

          (h) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all the rights and privileges of COTG shall be enforceable to the fullest extent permitted by law.

          (i) ENTIRE AGREEMENT; TERMINATION. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement, except the provisions of Section 10 (which shall survive until the expiration of the applicable statutes of limitations) and this Section 11, shall terminate and be of no further force or effect on the third anniversary of the date of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              GEMINI II, INC.


                              By:   /s/ Christopher H. Efird
                                  -------------------------------------
                              Name:     Christopher H. Efird
                                    -----------------------------------
                              Title:    President
                                     ----------------------------------

                              CONSOLIDATED TECHNOLOGY GROUP LTD.


                              By:   /s/ Richard Young
                                  -------------------------------------
                              Name:     Richard Young
                                    -----------------------------------
                              Title:    President and Chief
                                        Operating Officer
                                    -----------------------------------









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